EXHIBIT A

                                  AGREEMENT

                         JOINT FILING OF SCHEDULE 13D

          The undersigned hereby agrees to jointly prepare and file with regulatory authorities a Schedule 13D and any future amendments thereto reporting each of the undersigned's ownership of securities of ImmunoTherapeutics, Inc. and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned.

                                  ARIES FINANCIAL SERVICES, INC.

Dated:    July 7, 1996
          New York, NY            By /s/ Dr. Lindsay Rosenwald
                                    Dr. Lindsay Rosenwald
                                    President

                                  ARIES DOMESTIC FUND, L.P.
                                  By Aries Financial Services, Inc.
                                     General Partner

Dated:    July 7, 1996
          New York, NY            By /s/ Dr. Lindsay Rosenwald
                                    Dr. Lindsay Rosenwald
                                    President

                                  THE ARIES TRUST
                                  By Aries Financial Services, Inc.
                                     Investment Manager

Dated:    July 7, 1996
          New York, NY            By /s/ Dr. Lindsay Rosenwald
                                    Dr. Lindsay Rosenwald
                                    President

Dated:    July 7, 1996
          New York, NY           By  /s/ Dr. Lindsay Rosenwald
                                     Dr. Lindsay Rosenwald